Exhibit 99.1

FOR IMMEDIATE RELEASE

Oragenics Completes $1.175 million Financing

ALACHUA, FL (December 19, 2005): Oragenics, Inc. (AMEX:ONI) announced today that it has completed its anticipated equity based financing with a group of accredited investors. The $1,175,000 financing provides for the issuance of 2,937,500 shares of common stock at a price of $0.40 per share and the issuance of an equal number of warrants to purchase shares of common stock that will be exercisable at $0.60 per share. As stated by Oragenics' CFO, Paul Hassie, "This financing will help us maintain our progress with the clinical program for our SMaRT replacement therapy technology and the preclinical work for our MU 1140 antibiotic technology."

Neither the shares of common stock, nor the shares of common stock underlying the warrants are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, the company will file a resale registration statement with the Securities and Exchange Commission relating to the shares of common stock to be issued in the transaction and the shares of common stock to be issued upon exercise of the warrants within forty five days of the closing. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Company has also announced the resignation of Mento A. Soponis from its Board of Directors and the election of George Hawes to Board of Directors. As stated by Oragenics' Chairman, David Gury, "We wish Chuck Soponis well in his new endeavors and appreciate his contributions, as a director and officer, to the development of our Company. We also look forward to working with George Hawes who is a seasoned veteran in business and international finance." Mr. Hawes currently serves as a director for Gentry Resources Ltd. and Midway Gold Corp., both Canadian based public companies, and Proginet Corp., a publicly traded computer software company.

About Oragenics

Oragenics is focused on the development of novel technologies and products to address significant, unmet medical needs. Oragenics' strategy is to license and develop products through human proof-of-concept studies prior to partnering with major pharmaceutical, biotechnology or healthcare product firms for advanced clinical development and commercialization. Upon completion of the private placement financing Oragenics plans to continue its development of the following products, which address potentially major market opportunities:

      o SMaRT Replacement Therapy is a single, painless topical treatment that has the potential to offer life-long protection from most tooth decay.

      o MU 1140 is a novel antibiotic with activity against many Gram-positive bacteria including multidrug resistant Staphylococcus aureus and Enterococcus faecalis. MU 1140 has a number of other characteristics that suggest its potential use in the treatment of a variety of infectious diseases.

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For more information about Oragenics, please consult the company's website at
www.oragenics.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.



--------------------------
Contact:
     Oragenics, Inc.
     Paul A. Hassie, 386-418-4018 X232
     www.oragenics.com


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